EXHIBIT 23 — CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-90792) pertaining to the Provident Financial Group, Inc. Retirement Plan of our report dated June 24, 2004, with respect to the financial statements and schedules of the Provident Financial Group, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/Ernst & Young LLP

Cincinnati, Ohio
June 24, 2004